UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 3, 2008
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

130 A.C. Moore Drive, Berlin, NJ		08009

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangement of Officers.
     On December 3, 2008, the Company and Rick Lepley entered into a Third Amendment to Mr. Lepley’s Employment Agreement. Pursuant to the Amendment Mr. Lepley’s employment as Chief Executive Officer of the Company has been extended through December 31, 2010. Pursuant to the Amendment, the Company granted to Mr. Lepley 150,000 stock appreciation rights that vest equally over three years at an exercise price equal to $1.20 per share, the closing price of the Company’s common stock on December 3, 2008. The Amendment also provides that if Mr. Lepley’s employment is terminated without cause or for good reason (as defined in his Employment Agreement), if termination occurs from January 1, 2009 through December 31, 2009, he will be entitled to his base salary from the date of termination for the remaining months of the employment term through December 31, 2010 plus his pro rata bonus (as defined in the Employment Agreement) and, if termination occurs during any other time during the employment term, his base salary through the twelfth month anniversary of termination plus his pro rata bonus.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: December 5, 2008	By:	/s/ Michael Zawoysky
		Name:	Michael Zawoysky
		Title:	Chief Financial Officer